Exhibit 1

SECURITIES PURCHASE AGREEMENT

between

REFOCUS GROUP, INC.,

and

MEDCARE INVESTMENT FUND III, LTD.

Dated as of March 1, 2005

i

SECTION 2.36	FDA Trials

ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER
SECTION 3.01	Representations and Warranties of the Purchaser
SECTION 3.02	Certain Covenants of the Purchaser
SECTION 3.03	Legend

ARTICLE IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY
SECTION 4.01	Conditions to the Purchaser’s Obligations at the Closings
SECTION 4.02	Conditions to the Company’s Obligations at each Closing

ARTICLE V. COVENANTS OF THE COMPANY
SECTION 5.01	Reserve for Warrant Shares and Preferred Stock Conversion Shares
SECTION 5.02	Corporate Existence
SECTION 5.03	Preservation of Property and Assets
SECTION 5.04	Properties, Business, Insurance
SECTION 5.05	Directors and Officers Insurance
SECTION 5.06	Inspection, Consultation and Advice
SECTION 5.07	Restrictive Agreements Prohibited
SECTION 5.08	Transactions with Affiliates
SECTION 5.09	Compensation and Expenses
SECTION 5.10	Use of Proceeds
SECTION 5.11	Financial Reporting
SECTION 5.12	Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement
SECTION 5.13	Key Person Insurance
SECTION 5.14	Payment of Taxes; Trade Debt
SECTION 5.15	Internal Accounting Controls
SECTION 5.16	Indemnity
SECTION 5.17	Compliance with Laws
SECTION 5.18	Keeping of Records and Books of Account
SECTION 5.19	PFIC Covenant
SECTION 5.20	Publicity

ARTICLE VI. ADDITIONAL COVENANTS OF THE COMPANY
SECTION 6.01	Protective Provisions Requiring Stockholder Approval
SECTION 6.02	Protective Provisions Requiring Board Approval

ARTICLE VII. MISCELLANEOUS
SECTION 7.01	Expenses
SECTION 7.02	Survival of Agreements
SECTION 7.03	Entire Agreement
SECTION 7.04	Assignment; Binding Effect
SECTION 7.05	Notices
SECTION 7.06	Specific Performance; Remedies

ii

SECTION 7.07	Submission to Jurisdiction; Waiver of Jury Trial
SECTION 7.08	Headings
SECTION 7.09	Governing Law
SECTION 7.10	Amendments
SECTION 7.11	Extensions; Waivers
SECTION 7.12	Severability
SECTION 7.13	Counterparts; Effectiveness
SECTION 7.14	Construction
SECTION 7.15	Attorneys’ Fees
SECTION 7.16	Brokerage
SECTION 7.17	Adjustments for Stock Splits, Etc
SECTION 7.18	Aggregation of Stock
SECTION 7.19	Certain Defined Terms
SECTION 7.20	Incorporation of Exhibits, Annexes and Schedules

INDEX TO SCHEDULES
Disclosure Schedules
SCHEDULE 2.01(B)	Subsidiaries
SCHEDULE 2.02	Authorization of Preferred Stock
SCHEDULE 2.05(A)	Outstanding Capital Stock
SCHEDULE 2.05(B)	Authorization of Capital Stock
SCHEDULE 2.05(C)	Percentage Ownership
SCHEDULE 2.08	Liabilities
SCHEDULE 2.09	Events Subsequent to the Audited Balance Sheet Date
SCHEDULE 2.10	Litigation
SCHEDULE 2.12(A)	Authorization to Intellectual Property
SCHEDULE 2.12(C)	List of Intellectual Property
SCHEDULE 2.12(D)	Agreements Concerning Intellectual Property
SCHEDULE 2.12(G)	Subsidiary Intellectual Property
SCHEDULE 2.13(B)	Real Property
SCHEDULE 2.15	Insurance

INDEX TO EXHIBITS
EXHIBIT A	Certificate of Designation
EXHIBIT B	Warrant
EXHIBIT C	Form of Investors’ Rights Agreement

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 1, 2005, is entered into by and between Refocus Group, Inc., a Delaware corporation (the “Company”), and Medcare Investment Fund III, Ltd. (the “Purchaser”).  Certain capitalized terms used herein are defined in Section 7.19 of this Agreement.

A.            The Company has filed a Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) in the form attached hereto as Exhibit A and incorporated herein by reference, establishing three series of convertible preferred stock, namely, the Series A-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), and the Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), and the Series A-3 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock”).

B.            The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 280,000 shares of the Series A-1 Preferred Stock (the “Series A-1 Shares”), and 280,000 shares of the Series A-2 Preferred Stock (the “Series A-2 Shares” and together with the Series A-1 Shares, the “Shares”) on the terms and subject to the conditions set forth in this Agreement.

C.            The Company desires to grant the Purchaser a warrant to purchase 133,334 shares of Series A-3 Preferred Stock at a price of $30.00 per share (“Warrant Shares”), such Warrant Shares to be issued in accordance with the warrant agreement in substantially the form attached hereto as Exhibit B (the “Warrant”), and the Purchaser desires to purchase the Warrant, on the terms and subject to the conditions set forth in this Agreement.

D.            Each Share and each Warrant Share will be convertible into 100 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), subject to adjustment as provided in the Certificate of Designation (defined herein).

AGREEMENT

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I.

THE SECURITIES

SECTION 1.01               Issuance, Sale and Delivery of the Series A-1 Shares and Warrant at the First Closing.  At the First Closing (as defined in Section 1.03 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Series A-1 Shares, at a price of $25.00 per share (the “Share Purchase Price”) for an aggregate purchase price of $7 million, and the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Warrant, the purchase price of which shall be $1,000 (“Warrant Purchase

Price”), which the Company and the Purchaser agree to be the fair market value of the Warrant as of the date hereof.

SECTION 1.02               Issuance, Sale and Delivery of the Series A-2 Shares at Second Closing.   At the Second Closing (as defined in Section 1.04 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Series A-2 Shares at the Share Purchase Price for an aggregate purchase price of $7 million.

SECTION 1.03               First Closing.   The First Closing shall take place at 10:00 a.m. at the offices of Akin Gump Strauss Hauer & Feld LLP, 300 Convent Street, Suite 1500, San Antonio, Texas 78205, on March 1, 2005, or at such other location, date and time as may be agreed upon between the Company and the Purchaser (such closing being called the “First Closing” and such date and time being called the “First Closing Date”).  At the First Closing, the Company shall issue and deliver to the Purchaser a certificate representing the 280,000 Series A-1 Shares and the Warrant.  As payment in full for the Series A-1 Shares and the Warrant, on the First Closing Date the Purchaser shall pay in immediately available funds to the Company $7,001,000 by wire transfer or by such other method as may be reasonably acceptable to the Company.  Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Purchaser by the Company.

SECTION 1.04               Second Closing.  If the Second Closing Milestones (as defined in Section 4.01(q)) are met, the Second Closing shall take place within thirty (30) days after the Company provides the Purchaser with written notice, accompanied by satisfactory documentation, that the Second Closing Milestones have been met; provided, however, the Second Closing shall not occur prior to March 1, 2006.  Notwithstanding the foregoing, upon 30-days prior written notice to the Company, the Purchaser shall have the right, but not the obligation, to cause the Second Closing to occur at any time after the First Closing.  The Second Closing shall take place at 10:00 a.m. at the offices of Akin Gump Strauss Hauer & Feld LLP, 300 Convent Street, Suite 1500, San Antonio, Texas 78205, or at such other location, on a date and time as may be agreed upon between the Company and the Purchaser in accordance with the terms as set forth in this Section 1.04 (such closing being called the “Second Closing” and such date and time being called the “Second Closing Date”).  At the Second Closing, the Company shall issue and deliver to the Purchaser a certificate representing the 280,000 Series A-2 Shares.  As payment in full for the Series A-2 Shares, on the Second Closing Date the Purchaser shall pay in immediately available funds to the Company $7,000,000 by wire transfer or by such other method as may be reasonably acceptable to the Company.  Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Purchaser by the Company.  The First Closing and Second Closing, if any, shall hereinafter be referred to individually as a “Closing” and collectively as the “Closings.”  For purposes of this Agreement, the First Closing Date and Second Closing Date, if any, shall be deemed a “Closing Date” as such term is used in this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, as of each Closing Date, that except as set forth in the Schedules attached hereto which shall be amended upon the Second Closing, if any:

SECTION 2.01               Organization, Qualifications and Corporate Power.

(a)                                     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not result in a Material Adverse Change.  The Company has full corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and each of the other Transaction Documents, to issue, sell and deliver the Shares and the Warrant, to issue and deliver the Warrant Shares upon exercise of the Warrant, and to issue and deliver the shares of Common Stock issuable upon conversion of the Shares and the Warrant Shares (collectively, the “Preferred Stock Conversion Shares”).

(b)           Except as set forth on Schedule 2.01(b), the Company has no Subsidiaries and the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities exercisable or exchangeable for, or convertible into, capital stock of any other entity or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. The Company has no commitments or plans to establish any additional Subsidiaries.

SECTION 2.02               Authorization; No Conflict; No Violation.   The Company’s: (a) execution and delivery of this Agreement and each of the other Transaction Documents and performance of its obligations hereunder and thereunder, (b) issuance, sale and delivery of the Shares, (c) issuance and delivery of the Warrant and the Warrant Shares and (d) issuance and delivery of the Preferred Stock Conversion Shares have been duly authorized by all requisite corporate action and will not (v) result in a violation of the Company’s Certificate of Incorporation, as amended or modified (the “Charter”) or the Company’s Bylaws, as amended or modified (the “Bylaws”), (w) result in a violation of any applicable law, rule or regulation, or any applicable order, injunction, judgment or decree of any court or other agency of government, except such violations that would not result in a Material Adverse Change, (x) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any of its properties or assets is bound, except as set forth on Schedule 2.02, (y) result in the creation or imposition of any Lien, charge, restriction, claim or encumbrance of any nature whatsoever upon the Company or any of the

Company’s properties or assets or (z) require any consent, approval, notification, waiver or other similar action from any third party.

SECTION 2.03               Consents and Approvals.   Subject to the accuracy of the Purchaser’s representations and warranties set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for (a) the Company’s valid execution, delivery and performance of this Agreement and the other Transaction Documents, (b) the Company’s issuance, sale and delivery of the Shares, (c) the Company’s issuance and delivery of the Warrant and Warrant Shares upon exercise of the Warrant, (d) the Company’s issuance and delivery of the Preferred Stock Conversion Shares upon conversion of the Shares and Warrant Shares, other than (x) the Certificate of Designation that will be filed with the Secretary of State of the State of Delaware on or before the First Closing Date, (y) those which have previously been obtained or made or (z) those which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law.

SECTION 2.04               Validity.  This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

SECTION 2.05               Authorized Capital Stock.

(a)           The Company’s authorized capital stock consists of 10 million shares of preferred stock, par value $.0001 per share (the “Preferred Stock”), of which 280,000 shares have been designated Series A-1 Preferred Stock, 280,000 shares have been designated Series A-2 Preferred Stock, 133,334 shares have been designated Series A-3 Preferred Stock and 120 million shares of Common Stock.  Immediately after the Closing, the number of shares of Preferred Stock and the number shares of Common Stock set forth on Schedule 2.05(a) will be validly issued and outstanding, fully paid and nonassessable.  In addition, immediately prior to the First Closing, 81,544,004 shares of Common Stock will be reserved for issuance upon conversion of the Preferred Stock Conversion Shares and exercise of outstanding options, warrants or other securities exchangeable for or convertible into Common Stock.  No shares are held in the Company’s treasury.  The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are as set forth in Schedule 2.05(a) hereto as of the date indicated therein.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company’s authorized capital stock, are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  Except as set forth in Schedule 2.05(a) hereto: (i) no Person owns of record any share of the Company’s capital stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities or equity related securities of the Company is authorized or outstanding and (iii) there is no commitment by the

Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 2.05(a) hereto, the Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or equity related securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as set forth in Schedule 2.05(a), no stock plan, stock purchase plan, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company.  Other than as set forth in this Agreement, to the Company’s knowledge, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company’s securities, or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company’s securities.  All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

(b)           The Shares and Warrant Shares have been duly authorized by the Company.  When the Shares and Warrant Shares are issued and delivered against payment therefor, and in accordance with the terms and conditions of this Agreement and the Warrant, respectively, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws.  The Preferred Stock Conversion Shares have been duly reserved for issuance upon conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock and, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens, charges, restrictions, claims and encumbrances, other than Liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act and applicable state securities laws.  Neither the issuance, sale or delivery of the Shares or Warrant Shares, nor the issuance or delivery of the Preferred Stock Conversion Shares is subject to any preemptive right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person.  The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities.  Any Person with any right (other than the Purchaser) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.

(c)           Immediately after the Closing, the Series A-1 Shares will represent 53.2% of the outstanding Common Stock (assuming conversion of the Series A-1 Shares into Common Stock).  In addition, Schedule 2.5(c) sets forth the percentage ownership that the Shares and the Warrant Shares represent immediately after the Closing under the various circumstances described in such Schedule.

SECTION 2.06               Reports and Financial Statements.   The Company has furnished or made available to the Purchaser true and complete copies of all reports or registration statements it has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for all periods subsequent to December 31, 2001, all in the form so filed (collectively the “Company SEC Documents”).  As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, as of its respective filing date, no Company SEC Document filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.  No Company SEC Document filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such Company SEC Documents became effective under the Securities Act.  The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods specified (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent Company SEC Document, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.  No event since November 15, 2004 has occurred that requires the filing of a Current Report on Form 8-K (an “8-K”) with the SEC for which an 8-K has not been so filed.  Since September 30, 2002 the Company has timely filed all material reports, registration statements and other filings required by the SEC.

SECTION 2.07     Disclosure Controls and Procedures.

(a)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, as the case may be, filed with the SEC, and (iii) are effective to perform the functions for which they were established; and

(b)           The independent registered public accountants and the Audit Committee of the Board of Directors (the “Board”) of the Company have been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the accountants; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(c)           The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, each in effect on the date thereof, and the statements contained in any such certification were complete and correct as of their respective dates.  The Company is otherwise in material compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.

SECTION 2.08               No Undisclosed Liabilities.   The Company has no liabilities (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), (b) liabilities (including accounts payable) incurred since December 31, 2004 (the “Balance Sheet Date”) in the ordinary course of business consistent with past practice that are no greater than $50,000 in the aggregate, (c) such other liabilities which are no more than $50,000 individually or $100,000 in the aggregate or (d) as set forth on Schedule 2.08.  Except as set forth on Schedule 2.08, the Company knows of no basis for the assertion against the Company of any liabilities not adequately reflected or reserved against in the Financial Statements.

SECTION 2.09               Events Subsequent to the Balance Sheet Date.   Except as set forth on Schedule 2.09, since the Balance Sheet Date:

(a)           there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;

(b)           there has not been any payment of, setting of a record date for, or declaration, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

(c)           there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

(d)           the Company has not increased the compensation payable or to become payable, or awarded or paid any bonuses to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company nor has the Company either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company’s employees, officers, directors, consultants, independent contractors, advisors, agents, stockholders or representatives or agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, officers, directors, consultants, independent contractors, advisors, agents, stockholders or representatives;

(e)           the Company has not made any loans, advances, guarantees or capital contributions to, or investments in, any Person, or acquired any assets or securities of any Person involving more than $50,000 individually or $100,000 in the aggregate, other than ordinary advances for expenses incurred in the ordinary course of business;

(f)            there has not been satisfaction or discharge of any Lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that has not resulted in a Material Adverse Change;

(g)           there has not been any termination of, or change to, a material contract or arrangement by which the Company or any of its assets is bound or subject;

(h)           there has not been any resignation or termination of employment of any employees, officers, directors, consultants, advisors, agents or representatives of the Company;

(i)            other than to the Purchaser, the Company has not transferred or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.11 hereof) used by the Company in its business;

(j)            there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company having a replacement cost of more than $50,000 for any single loss or $100,000 for all such losses in the aggregate;

(k)           the Company has not mortgaged, pledged or subjected to any Lien or encumbrance any of its assets, other than with respect to the Purchaser, acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with the Company’s past practice or Liens for taxes not yet due or payable;

(l)            the Company has not canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim;

(m)          the Company has not made, or entered into any binding commitment to make, any capital expenditures or capital additions or betterments in excess of $100,000 in the aggregate;

(n)           the Company has not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

(o)           the Company has not entered into any material transaction except for this Agreement and the other Transaction Documents;

(p)           the Company has not encountered, or to its knowledge, been threatened with, any labor disputes, strikes, slowdowns, work stoppages or labor union organizing activities;

(q)           the Company has not made any change in the Company’s accounting principles, methods or practices or depreciation or amortization policies or rates theretofore adopted;

(r)            the Company has not disclosed to any Person any trade secrets or confidential information, except for disclosures made to Persons subject to valid and enforceable confidentiality agreements or as required by applicable law;

(s)           the Company has not suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company;

(t)            the Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including, without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate or any members of their immediate families or any legal entity controlled by either one of them; and

(u)           the Company has not entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

SECTION 2.10               Litigation; Compliance with Law.

(a)           Except as set forth on Schedule 2.10, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets (including, without limitation, any inquiry as to the Company’s qualification to hold or receive any license or permit), and to the best of the Company’s knowledge, there is no basis for any of the foregoing.  The Company is not in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.  Except as set forth on Schedule 2.10, there is no action, suit, proceeding or investigation by the Company pending, threatened or contemplated against others.

(b)           The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs.  The Company has complied, in all material respects, with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all material permits, licenses and other authorizations required to conduct its business as presently conducted and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations.  There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit or restrict the Company from, or otherwise adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business.

SECTION 2.11               Proprietary Information.

(a)           No third party has claimed or, to the best of the Company’s knowledge, has reason to claim, that any Person employed or retained by or affiliated with the Company has (i) violated or may be violating any of the terms or conditions of an employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  No third party has requested information from the Company which suggests that such a claim might be contemplated.  To the Company’s knowledge, no Person employed by the Company or an Affiliate of the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and, to the Company’s knowledge, no Person employed by the Company or an Affiliate of the Company has violated any confidential relationship which such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product of the Company or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation.  Neither the execution or delivery of this Agreement or any of the other Transaction Documents, nor the conduct or proposed conduct of the Company’s business, nor the participation of any of the Company’s officers, directors or employees in the conduct of the Company’s business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated to a third party.

(b)           Each employee, officer, consultant, advisor, agent and representative of the Company has entered into and executed a Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement or Non-Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement, as the case may be, substantially in the forms which have been delivered to the Purchaser (collectively, the “Non-Disclosure and Proprietary Information and Inventions Agreement”), or an employment or consulting agreement containing substantially similar terms, and such agreements are in full force and effect.  The Company is not aware that any of its employees, officers, consultants, advisors, agents and representatives is in violation of such agreements, and the Company will use its best efforts to prevent any such violation.  In addition, to the best of the Company’s knowledge, no current or former employee, officer, director, consultant, advisor, agent, or representative has excluded works or inventions made prior to his or her employment or consulting relationship with the Company from his or her assignment of inventions pursuant to their Non-Disclosure and Proprietary Information and Inventions Agreement.

SECTION 2.12               Intellectual Property.

(a)           Except as previously granted or assigned to the Purchaser and set forth in Schedule 2.12, the Company has all right, title and interest in and to all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all pending applications for and registrations of patents, trademarks, service marks and copyrights (together, “Intellectual Property”) necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement upon the rights of others.  Except as set forth in Schedule 2.12, all registrations on behalf of the Company with and applications to governmental or regulatory authorities in respect of all Intellectual Property of the Company are valid and in full force and effect and are not subject to (i) any suits or other judicial or administrative proceedings challenging their validity or enforceability, or (ii) any other actions by the Company to maintain their validity or effectiveness, except for the routine payment of governmental fees and the submission of oaths or other evidence required by statute.  Except as set forth in Schedule 2.12(a) and Schedule 2.12(c) hereto, there are no outstanding options, licenses, security interests, or other interests or agreements of any kind relating to the Intellectual Property of the Company.  Except as set forth in Schedule 2.12 hereto, no other person or entity (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company’s Intellectual Property in the ordinary course of the Company’s business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company’s knowledge, no other person or entity is infringing upon, violating or misappropriating any of the Company’s Intellectual Property.

(b)           The Company has not, nor has it received any communications alleging that the Company has violated, or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the Intellectual Property of any other Person.  The Company is not aware that any employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as now conducted or as proposed to be conducted.  To the Company’s knowledge, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the carrying on of the business of the Company by the Company’s employees, nor the conduct of the business of the Company as now conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company is not aware of any instances where its employees, agents, advisors, consultants, independent contractors or representatives, have transferred Intellectual Property of the Company or its Subsidiaries without the Company’s consent.  To the Company’s knowledge, the Company is not required to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

(c)           Schedule 2.12(c) hereto sets forth each (i) patent that has been issued or assigned to the Company with respect to any of its Intellectual Property, (ii) pending patent application that the Company has made with respect to any of its Intellectual Property, (iii) any copyright or trademark registration or application with respect to the Company’s Intellectual Property, and (iv) license or other agreements pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property.

(d)           Schedule 2.12(d) hereto sets forth each agreement with a third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company.  Other than license fees for software that is generally commercially available and except as disclosed on Schedule 2.12(d) hereto, the Company is not obligated to pay any royalties or other compensation to any third party in respect of their ownership, use or license of any of such third party’s Intellectual Property.

(e)           The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company’s knowledge, there have been no acts or omissions by the officers, directors, shareholders and employees of the Company the result of which would be to compromise the rights of any aspects of the Company to apply for or enforce appropriate legal protection of any aspects of the Company’s Intellectual Property that are material to the Company’s business as conducted or as proposed to be conducted at the time of such acts or omissions.

(f)            The products, processes, proprietary technology and other proprietary know-how owned or used by the Company were developed by the Company’s present or former employees or independent contractors or consultants.  The concepts, inventions and original works of authorship owned or used by the Company were developed or conceived by employees, independent contractors or consultants within the scope of their employment or retention by the Company and are connected with the Company’s underlying products, services, processes and proprietary technology.  With respect to any independent contractors or consultants who were used or employed by the Company in the development of the products, processes, proprietary technology and other proprietary know-how owned or used by the Company, each has executed valid “work for hire” agreements and/or assignments of all rights to such products, processes, proprietary technology and other proprietary know-how.  No portion of the Company’s Intellectual Property was jointly developed with any third party other than those who have assigned their entire right, title and interest therein to the Company.

(g)           Except as disclosed in Schedule 2.12(g) hereto, neither the Company nor any Subsidiary has granted or assigned to any other person or entity the right to manufacture any products or develop or conduct research on any Intellectual Property or other services of the Company.

(h)           The Company is unaware that any of its officers, employees or consultants has disclosed or may be disclosing or has utilized or may be utilizing any trade secret or proprietary information of any third party; or has unlawfully interfered or may be unlawfully interfering in the employment relationship with any third party and any of its present or former employees.

SECTION 2.13               Real Property.

(a)           The Company does not own any real property.

(b)           Schedule 2.13(b) hereto sets forth a complete list of all material real property and material interests in real property leased by the Company (each a “Real Property Lease,” and collectively, the “Real Property Leases”) as lessee or lessor.  The Real Property Lease identified in Schedule 2.13(b) is an oral, month-to-month lease, and the Company is not in default under such lease.

SECTION 2.14               Assets.    The Company has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all Liens, charges, restrictions, claims or encumbrances of any nature whatsoever, except for such Liens, charges, restrictions, claims or encumbrances granted to the Purchaser.  With respect to the material personal property and material assets that the Company leases (each a “Personal Property Lease”, and collectively, the “Personal Property Leases”) (a) the Company is in compliance with such Personal Property Leases, (b) the Personal Property Leases are enforceable in accordance with their terms and (c) the Company holds a valid leasehold interest free and clear of any Liens, charges, restrictions, claims or encumbrances of any nature whatsoever.  Each of the Personal Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Personal Property Lease by the Company or, to the Company’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.  The Company has delivered or otherwise made available to the Purchaser and its counsel true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.  All material items of personal property and assets owned or leased by the Company are in good operating condition, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company’s business, and conform in all material respects with all applicable laws.  The carrying value of the Company’s assets on the Financial Statements is not overstated in any material respect.

SECTION 2.15               Insurance.    There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations engaged in the same or similar business and similarity situated.  The Company has not received any notice or communication, either oral or written (a) regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies, (b) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies, (c) that the Company will be unable to renew its existing insurance coverage as and when the same shall expire or (d) that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder.  There is no pending claim under any of the Company’s insurance policies, and no event has occurred or condition or circumstance exists that might (with or without notice or lapse of time) directly or indirectly give rise to, or serve as a basis for, any such claim.  The Company is not in default with respect to any provision contained in any insurance policy, and the Company has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.  Schedule 2.15 hereto sets forth a list of each insurance policy maintained by the Company relating to its properties, assets, business or personnel.

SECTION 2.16               Taxes.   The Company has accurately and timely filed all federal, state, county and local tax returns and reports required to be filed by it within the applicable period, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable.  Such returns and reports are true and correct in all material respects.  The Company has established adequate reserves on the Financial Statements for all taxes accrued but not yet payable.  The Company’s federal income tax returns have never been audited by the Internal Revenue Service.  No claim or deficiency assessment with respect to or proposed adjustment of the Company’s federal, state, county or local taxes is currently assessed or pending or, to the best of the Company’s knowledge, threatened, and, to the Company’s knowledge, there is no basis for any such claim, assessment or adjustment.  There is no tax Lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, outstanding against the Company’s assets, properties or business.  The Company has not executed any waiver of the statute of limitations on the assessment or collection of any tax or governmental charge.  The Company is not a party to any agreement relating to the sharing, allocation or indemnification of taxes.  Neither the Company nor any of its present or former stockholders has ever made an election pursuant to Section 1362 or Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as a Subchapter S corporation or a collapsible corporation or any other election pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Change.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.  The Company has properly charged, collected and paid all applicable sales, use and other similar taxes.

SECTION 2.17               Agreements.

(a)           The Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which, assuming due performance by the parties thereto, individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.  Except as set forth in Schedule 2.17 hereto, the Company is not a party to, nor is it or any of its assets or properties bound by, any written or oral:

(i)         distributor, dealer, marketing, manufacturer’s representative or sales agency agreement which is not terminable on less than ninety (90) days notice without cost or other liability to the Company;

(ii)        agreement with any labor union or collective bargaining agreement;

(iii)       agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

(iv)       agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, services or equipment in excess of its normal operating requirements or at an excessive price, or any agreement that will result in a loss to the Company upon completion of performance;

(v)        agreement for the employment of any officer, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time or consulting basis which is not terminable on notice without cost or other liability to the Company;

(vi)       bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company;

(vii)      loan agreement, credit agreement, promissory note, indenture, subordination agreement, letter of credit or other agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a Lien or security interest on, any asset of the Company;

(viii)     guaranty of any obligation for borrowed money or otherwise;

(ix)        voting trust or agreement, stockholders’ agreement, pledge agreement, buy-sell agreement, first refusal or preemptive rights agreement relating to any of the Company’s securities;

(x)         acquisition, sale or lease agreement outside of the Company’s ordinary course of business;

(xi)        partnership or joint venture agreement;

(xii)       agreement (A) which prohibits or requires consent for (1) a Change of Control (as defined in Section 7.19 hereof) or merger of the Company, (2) the sale of all or substantially all of the Company’s assets, (3) the transfer or issuance of any securities of the Company or (4) the assignment, subletting or other transfer of the rights under such agreement or (B) which terminates, is subject to termination, is materially and adversely affected or is subject to being materially and adversely affected as a result of the occurrence of any event described in subsection (A) hereof;

(xiii)      agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

(xiv)     agreement or obligation (contingent or otherwise) to issue, sell, transfer, assign or otherwise distribute or dispose of, repurchase, redeem or otherwise acquire, or retire any shares of its capital stock or any of its other equity securities;

(xv)      assignment, license or other agreement with respect to any form of intangible property;

(xvi)     agreement under which it has granted any Person an exclusive right to market or distribute any of the Company’s products or services;

(xvii)    agreement under which it has granted any Person any registration rights;

(xviii)   agreement under which it has limited or restricted its right to operate or to compete with any Person in any respect;

(xix)      agreement, or group of related agreements with the same party, involving more than $100,000 or continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, or any agreement not made in the ordinary course of business;

(xx)       agreement with any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign;

(xxi)      confidentiality agreement or standstill agreement, other than those made in the ordinary course of business; or

(xxii)     binding commitment or agreement to enter into any of the foregoing.

(b)           The Company and to the best of the Company’s knowledge, each other party thereto: (i) has performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance) and (ii) has received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property or assets may be bound.  The Company has no present expectation or intention of terminating or not fully performing any of its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company is a party.  The Company is in full compliance with all of the terms and provisions of its Charter and Bylaws.

(c)           No previous or current party to any agreement or contract listed in Schedule 2.17 hereto has given written notice to the Company of, or made any claim with respect to, a desire or intention to exercise any optional termination, cancellation or acceleration right thereunder, and the Company has no knowledge of any notice of, or claim with respect to, any such desire or intention.  The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of each of the agreements listed in Schedule 2.17 hereto, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.  Each of these agreements is valid and enforceable against the Company in accordance with its terms.

SECTION 2.18               Loans and Advances.   The Company does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

SECTION 2.19               Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.   The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in such Person, or to otherwise assure any creditor of such Person against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

SECTION 2.20               Significant Customers and Suppliers.    No customer or supplier which was significant to the Company during the period covered by the Financial Statements or which has been significant to the Company thereafter, has terminated or breached, materially reduced or threatened to terminate, breach or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

SECTION 2.21               Offerings.    Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article III hereof, the Company has complied with the Securities Act and all applicable state securities laws in connection with (i) the offer, issuance and sale of all previously issued securities of the Company, (ii) the offer, issuance and sale of the Shares, the Warrant and Warrant Shares and (iii) upon conversion of the Shares and Warrant Shares, the issuance and delivery of the Preferred Stock Conversion Shares, and all of the foregoing issuances are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken any action that could cause the loss of such exemptions.  Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares, the Warrant, the Warrant Shares, the Preferred Stock Conversion Shares or any security of the Company similar to the foregoing has offered the Shares, the Warrant, the Warrant Shares, the Preferred Stock Conversion Shares or any such similar security for sale to, or solicited any offer to buy the Shares, the Warrant, the Warrant Shares, the Preferred Stock Conversion Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than Persons who are “accredited investors” as defined in Regulation D of the Securities Act.  Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares, the Warrant, the Warrant Shares or the Preferred Stock Conversion Shares under the Securities Act or the rules and regulations of the SEC promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Shares, the Warrant, the Warrant Shares, and the Preferred Stock Conversion Shares to the registration provisions of the Securities Act.  Neither the Company nor any Person acting on its behalf has offered the Shares, the Warrant, the Warrant Shares or the Preferred Stock Conversion Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

SECTION 2.22               Brokers; Financial Advisors.    Other than with respect to fairness opinions, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and, other than with respect to fairness opinions, no Person is entitled to any fee or commission or like payment from the Company in respect thereof based in any way on agreements, arrangements or understandings made by or on the Company’s behalf.

SECTION 2.23               Transactions With Affiliates.   Except as set forth on Schedule 2.23 hereto, no employee, officer, director, or Affiliate of the Company, or member of the family of any such Person, or any corporation, limited liability company, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, is an officer, director, trustee, partner or holder of more than five percent (5%) of the outstanding equity interests thereof, is a party to, or during the past 24 months has been a party to, any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, other than employment-at-will arrangements in the ordinary course of business.  None of the Persons described in this Section 2.23 has any direct or indirect ownership interest in any Person that the Company is an Affiliate of or with which the Company has a business relationship, or any Person that competes with the Company.

SECTION 2.24               Employees.

(a)           To the Company’s knowledge, no key employee or independent contractor and no group of the Company’s key employees or independent contractors has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company, nor does the Company have any present intention to terminate the employment of any key employee or independent contractor, or group of employees or independent contractors.

(b)           Schedule 2.24(b) hereto sets forth a true and complete list of (i) the names of the Company’s officers, together with the title or job classification of each such Person and the total compensation anticipated to be paid to each such Person by the Company during calendar year 2004 and anticipated to be paid in 2005, (ii) the name and amount of annual compensation of each employee of the Company whose current annual compensation is, or will be, $100,000 or more, together with such employee’s job title and amounts and forms of compensation and fringe and severance benefits and (iii) the name and amount of annual compensation of each consultant, contractor or subcontractor equivalent of the Company whose compensation is, or will be, $100,000 or more during calendar year 2004 and for which a Form 1099 has been, or will be, filed.  Except as set forth on Schedule 2.24(e), none of these individuals has an employment agreement or understanding with the Company, whether oral or written, which is not terminable on notice by the Company without cost or other liability to the Company.

(c)           To the Company’s knowledge, no employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee’s ability to perform his or her duties that have been assigned to him or her or (ii) that would conflict with the Company’s business as now conducted or as proposed to be conducted.

(d)           The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof.  The Company is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours.  The Company is neither bound by nor subject to (and none of its assets or properties is bound by or subject to) any written or oral commitment or arrangement with any labor union, and no labor union has, to the best of the Company’s knowledge, sought to represent any of the Company’s employees, representatives or agents.  There is no labor strike, dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against or involving the Company.

(e)           Schedule 2.24(e) hereto sets forth a list of all written employment agreements to which the Company is a party, each of which is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  No key employee of or key consultant to the Company is in violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company.

SECTION 2.25               Environmental and Safety Laws.    The Company is not in violation of any applicable laws relating to the environment or occupational health and safety which is likely to result in a Material Adverse Change and no material expenditures are or will be required in order to comply with any such existing laws.

SECTION 2.26               Employee Benefits.    Except as set forth in Schedule 2.26 hereto, the Company does not have in effect any employment agreements, consulting agreements with individuals, deferred compensation, incentive compensation, stock option or other equity-based stock awards, pension or retirement agreements whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral, other than oral at-will employment agreements (“Benefit Plans”).  All Benefit Plans covering employees (the “Plans”), to the extent subject to ERISA, are in compliance with ERISA, the Code and all other applicable law.  Each Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter.  There is no pending or, to the best of the Company’s knowledge, threatened litigation relating to the Plans.  Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.  No Pension Plan of the Company or any ERISA Affiliate (as defined below) is, nor has any Pension Plan of the Company or any ERISA Affiliate ever been, subject to Title IV of ERISA or Section 412 of the Code. Neither the Company, any of its Affiliates nor an entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has contributed to a “multi-employer plan”, within the meaning of Section 3(37) of ERISA.  All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Financial Statements.  No ERISA Affiliate maintains or has ever maintained any “employee benefit plan” as that term is defined in Section 3(3) of ERISA or any other employee benefit policy, arrangement or the like which could result in any liability of the Company.

SECTION 2.27               Foreign Corrupt Practices Act.   Neither the Company, nor to the best of the Company’s knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company, has taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any rules and regulations thereunder.  Each of the Company’s internal management and accounting practices and controls are adequate to ensure compliance with the FCPA.  There is not now, and there has never been, any employment by the Company of any governmental or political official in any country in the world.

SECTION 2.28               Illegal or Unauthorized Payments; Political Contributions.    Neither the Company nor, to the best of the Company’s knowledge, any of the Company’s employees, officers, directors, consultants, advisors, agents, stockholders or representatives has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law:  (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of the Company’s funds.

SECTION 2.29               Pending Changes.    There is no pending or, to the Company’s knowledge, threatened change in any law, rule, regulation or order applicable to its business, operations, properties, assets, products and services which is likely to result in a Material Adverse Change.

SECTION 2.30               Investment Company Act.    The Company is not, nor is it directly or to its knowledge, indirectly Controlled by or acting on behalf of, any Person that is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 2.31               Product Liability.    The Company has no liabilities (and, to the Company’s knowledge, there is no basis for any present or future action against the Company giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by or any services or procedures performed or delivered by the Company.

SECTION 2.32               Passive Foreign Investment Company.    Except as set forth in Section 2.32, neither the Company nor any Subsidiary will constitute a Control Foreign Corporation, a Foreign Personal Holding Company or a Passive Foreign Investment Company within the meaning of Section 1297 of the Code (“PFIC”) as of the Closing Date, and neither the Company nor any Subsidiary expects to become a PFIC, a Control Foreign Corporation (“CFC”) or a Foreign Personal Holding Corporation after the Closing Date.

SECTION 2.33               Registration Rights.    Except for the rights granted to the stockholders under the Investors’ Rights Agreement and as set forth on Schedule 2.33, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

SECTION 2.34               Books and Records.    The Company’s books of account, ledgers, order books, records and documents accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to the Company’s business, the location and collection of the Company’s assets and the nature of all transactions giving rise to the Company’s obligations and accounts receivable.  The Company has previously delivered or made available to the Purchaser and its counsel complete and correct copies of the Charter and Bylaws and all amendments thereto, as in effect at the time of the Closing and all minutes and consents reflecting meetings and actions taken by the Company’s Board of Directors and its stockholders prior to December 31, 2004.

SECTION 2.35               Disclosure.   The Company has disclosed to the Purchaser all facts material to the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations.  Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made.  There is no fact which the Company has not disclosed to the Purchaser and its counsel in writing and of which the Company is aware which has resulted in, or could result in, a Material Adverse Change.  As of the date hereof, no facts have come to the Company’s attention that would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

SECTION 2.36               FDA Trials.   The Company is currently in compliance with the FDA protocols (as modified from time to time) for Phase II clinical trials with respect to its PresVIEW Scleral Implant and PresVIEW Incision System (G970152) for the treatment of presbyopia (hereinafter referred to collectively as the “Procedure”).  The Company has not received a notice from the FDA that has not been resolved to permit the continuation of its current clinical trials, and the Company reasonably believes, as of the date hereof based on the advice of its outside FDA expert, that the FDA is likely to issue its approval to initiate Phase III of the clinical trial and to issue its final approval of the Procedure, in each case, in due course.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

SECTION 3.01               Representations and Warranties of the Purchaser.    The Purchaser represents and warrants to the Company that:

(a)           it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(b)           it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof, including a total loss of its investment;

(c)           it has received all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares, the Warrant, the Warrant Shares and the Preferred Stock Conversion Shares to be purchased by the Purchaser under this Agreement.  The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Shares and the Warrant.  The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article II;

(d)           the Shares, the Warrant, the Warrant Shares and the Preferred Stock Conversion Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;

(e)           it understands that (i) the Shares, the Warrant, the Warrant Shares and the Preferred Stock Conversion Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, (ii) the Shares and Warrant Shares, and, upon conversion thereof, the Preferred Stock Conversion Shares must be held indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Preferred Stock Conversion Shares will bear the legend to such effect set forth in Section 3.03 hereof;

(f)            this Agreement and the other Transaction Documents to which it is a party constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms.  The Purchaser represents that it has full power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party; and

(g)           this Agreement and each of the other Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

SECTION 3.02               Certain Covenants of the Purchaser.    Without in any way limiting the representations set forth above in Section 3.01, the Purchaser agrees not to make any disposition of all or any portion of the Shares, the Warrant, the Warrant Shares or the Preferred Stock Conversion Shares unless and until:

(a)           there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Purchaser or its transferee if requested by the Company, with an opinion of counsel (reputable in securities matters) that such disposition will not require registration of such securities under the Securities Act or applicable state securities laws.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required for any transfer of Preferred Stock Conversion Shares by the Purchaser to (A) a partner of such partnership, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner, or (D) an entity under common Control with the Purchaser; provided, however, that in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Article III to the same extent as if the transferee were an original Purchaser hereunder.

SECTION 3.03               Legend.    The Purchaser acknowledges that the certificates evidencing the Shares, the Warrant Shares and the Preferred Stock Conversion Shares will bear the legend set forth below or substantially similar legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Shares, Warrant Shares or Preferred Stock Conversion Shares, and the Company shall issue a certificate without such legend to the holder thereof, if requested, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that such security can be freely transferred in a public sale without a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares, Warrant Shares, or Preferred Stock Conversion Shares; provided, however, that no opinion from counsel shall be required for any dispositions pursuant to Rule 144(k) under the Securities Act.

ARTICLE IV.

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY

SECTION 4.01               Conditions to the Purchaser’s Obligations at the Closings.    The Purchaser’s obligation to purchase and pay for the Series A-1 Shares and Warrant being purchased by it on the First Closing Date, and the Series A-2 Shares being purchased by it on the Second Closing Date is, at its option, subject to the satisfaction, on or before such Closing Dates, of the following conditions, any of which may be waived in whole or in part by the Purchaser:

(a)           Opinion of Company’s Counsel.  The Purchaser shall have received from Jenkens & Gilchrist, counsel for the Company, an opinion dated such Closing Date, in form and scope reasonably satisfactory to the Purchaser and its counsel.

(b)           Representations and Warranties to be True and Correct.  The representations and warranties of the Company under this Agreement shall be true, complete and correct at and as of such Closing, except with respect to provisions including the word “material” or words of similar import, and except with respect to materiality, as reflected under GAAP, in the representations and warranties contained in Section 2.06 relating to the Financial Statements, with respect to which such representations and warranties must have been on and as of such Closing Date.

(c)           Performance.  The Company shall have performed and complied with all agreements and covenants contained herein required to be performed or complied with by it prior to or at such Closing Date.

(d)           All Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its respective counsel, and the Purchaser and its respective counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(e)           Approvals.  The Company shall have obtained any and all consents, waivers, registrations, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.

(f)            No Injunction.  No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or under any of the other

Transaction Documents, nor, shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s knowledge, threatened.

(g)           Investors’ Rights Agreement.  The Company and the other holders of Preferred Stock named therein shall have executed and delivered the Investors’ Rights Agreement.

(h)           Certificate of Designation.  With respect to the First Closing, the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

(i)            Non-Disclosure and Proprietary Information and Inventions Agreements.  Each employee and independent contractor of and consultant to the Company will have entered into a Non-Disclosure and Proprietary Information and Inventions Agreement.

(j)            Non-Competition Agreements.  Each key employee, consultant or investigative physician of the Company will have entered into a non-competition agreement in a form acceptable to the Purchaser.

(k)           Board of Directors.  The number of directors constituting the entire Board shall have been fixed at no more than ten, one-half of which shall have been designated by the Purchaser (the “Purchaser Directors”), and one of the Purchaser Directors shall have been elected the vice-chairman of the Board.  There shall have been established compensation and audit committees of the Board, each consisting of up to four members, one of which, at the Purchaser’s option shall be a Purchaser Director.

(l)            Preemptive Rights.  All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Shares, Warrant Shares or the Preferred Stock Conversion Shares (other than those contemplated by the Transaction Documents) shall have irrevocably waived the same in writing.

(m)          Expenses.  The Company shall have paid the fees and expenses of the Purchaser, including the fees and disbursements of the Purchaser’s counsel invoiced at such Closing, in accordance with Section 6.01 hereof.

(n)           Key Person Insurance.  The Company shall have obtained the life insurance policies described in Section 5.13.

(o)           Material Adverse Change.  In the case of the Second Closing, there shall not have occurred a Material Adverse Change.

(p)           CIBA Debt Obligations.  At or before the First Closing Date, the Company will have executed an amendment to that certain License Transfer and Transition Services Agreement, dated January 30, 2004, by and among the Company, Refocus Ocular, Inc., CIBA Vision and CIBA Vision Corporation, upon terms reasonably acceptable to The Purchaser.

(q)           Second Closing Milestones.  With respect to the Second Closing, the Company shall have been authorized in writing to commence Phase III Clinical Trials for Presbyopia without any material limitations as evidenced by written approval from the FDA (“Second Closing Milestones”.)

(r)            Bylaws.  On or before the First Closing Date, the Bylaws of the Company shall have been amended (i) to permit any Purchaser Director to call a special meeting of the Board,  (ii) to permit any Purchaser Director or the holders of at least 51% of the outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, together as if a single class, to call a special meeting of the stockholders, and (iii) to require the Board to meet bimonthly for one year following the First Closing Date and at least quarterly thereafter.

(s)           Supporting Documents.  The Purchaser and its counsel shall have received copies of the following documents:

(i)            (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the Company’s due incorporation and good standing and the Company’s payment of all franchise taxes, and listing all documents of the Company on file with said Secretary;

(ii)           a certificate of the Company’s Secretary dated the applicable Closing Date, certifying:  (A) that attached thereto is a true, correct and complete copy of the Bylaws as in effect on the date of such certification and that no amendments or modifications to such Bylaws have been authorized; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of each of the Transaction Documents, the issuance, sale and delivery of the Shares and the Warrant, and the reservation of the Warrant Shares and the Preferred Stock Conversion Shares, and that all such resolutions are in full force and effect, have not been amended, modified or rescinded and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, and any certificate or instrument furnished pursuant hereto, and a certification by another authorized officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

(iii)          a certificate, executed by an officer of the Company, dated the applicable Closing Date, certifying to the fulfillment of the specific conditions set forth in Sections 4.01(b), 4.01(c) hereto and to the fulfillment of all of the conditions in this Article IV in general.

(iv)          such additional supporting documents and other information with respect to the Company’s operations and affairs as the Purchaser or its counsel reasonably may request.  All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

SECTION 4.02               Conditions to the Company’s Obligations at each Closing.    The Company’s obligation to sell and issue the Shares and the Warrant on the applicable Closing Date is subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)           Representations and Warranties to be True and Correct.  The representations and warranties of the Purchaser contained in Article III shall be true, complete and correct at and as of such Closing, with the same effect as though such representations and warranties had been made on and as of such date.

(b)           Investors’ Rights Agreement.  The Purchaser shall have executed and delivered the Investors’ Rights Agreement.

(c)           Approvals.  The Purchaser shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.

(d)           No Injunction.  No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(e)           Purchase Price Paid.  The Purchaser shall have paid to the Company the applicable Share Purchase Price and, with respect to the First Closing, the Warrant Purchase Price.

ARTICLE V.

COVENANTS OF THE COMPANY

The Company covenants and agrees with the Purchaser that:

SECTION 5.01               Reserve for Warrant Shares and Preferred Stock Conversion Shares.

(a)           The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A-3 Preferred Stock, for the purpose of issuing the Warrant Shares upon exercise of the Warrant and otherwise complying with the terms of this Agreement such number of its duly authorized shares of Series A-3 Preferred Stock as shall be sufficient to effect the exercise of the Warrant or otherwise to comply with the terms of this Agreement.  If at any time the number of authorized but unissued shares of Series A-3 Preferred Stock shall not be sufficient to effect the exercise of the Warrant or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Series A-3 Preferred Stock to such number of shares as shall be sufficient for such purposes.  The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Series A-3 Preferred Stock upon exercise of the Warrant.

(b)           The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A-2 Preferred Stock, for the purpose of effecting the purchase of the Series A-2 Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Series A-2 Preferred Stock as shall be sufficient to effect the issuance of the Series A-2 Shares at the Second Closing or otherwise to comply with the terms of this Agreement.  If at any time the number of authorized but unissued shares of Series A-2 Preferred Stock shall not be sufficient to effect the Second Closing or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Series A-2 Preferred Stock to such number of shares as shall be sufficient for such purposes.  The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Series A-2 Preferred Stock.

(c)           The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Shares and the Warrant Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Shares and Warrant Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares and the Warrant Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares and the Warrant Shares.

SECTION 5.02               Corporate Existence.    The Company shall preserve and maintain, and, except as otherwise permitted by Section 5.15, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

SECTION 5.03               Preservation of Property and Assets.    The Company shall use its best efforts to secure, preserve and maintain, and cause any Subsidiary to use its best efforts to secure, preserve and maintain, all licenses and other rights to use the patents, processes, licenses, permits, trademarks, trade names, inventions, copyrights or other Intellectual Property rights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.  The Company shall also use its best efforts to maintain and preserve, and cause each Subsidiary to use its best efforts to maintain and preserve, all of its other properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property.

SECTION 5.04               Properties, Business, Insurance.    The Company shall obtain and maintain and cause each of its Subsidiaries (if any) to maintain as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

SECTION 5.05               Directors and Officers Insurance.  The Company will obtain and maintain customary directors and officers liability insurance with coverage limits no less than $5,000,000 and will at all times maintain and exercise the powers granted to it by its Charter, its Bylaws, and by applicable law to indemnify and hold harmless to the fullest extent permitted by applicable law present or former directors and officers of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company).

SECTION 5.06               Inspection, Consultation and Advice.    The Company shall permit, and cause each any of its Subsidiaries to permit, the Purchaser and such persons as it may designate, at such holder’s expense, to visit and inspect any of the properties of the Company and any Subsidiary, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and any Subsidiary with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such holder and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and any Subsidiary as to the Company’s affairs, finances and accounts, all at reasonable times and upon reasonable notice, provided that the Purchaser shall cause the persons they so designate to maintain any and all information relating to the Company confidential.  In the event of the Company’s breach of any of the covenants contained in this Article V, the Company shall be responsible for the fees and expenses incurred by such holder in enforcing its rights under this Section 5.06.

SECTION 5.07               Restrictive Agreements Prohibited.    Neither the Company nor any Subsidiary shall become a party to any agreement that by its terms restricts the Company’s performance of this Agreement, any of the other Transaction Documents, the Charter or the Bylaws.

SECTION 5.08               Transactions with Affiliates.   Except for transactions contemplated by this Agreement or as otherwise approved by the Board, neither the Company nor any Subsidiary shall enter into any transaction with any director, officer, employee or holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof.

SECTION 5.09               Compensation and Expenses.

(a)           Directors.  The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company, for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.  In addition, the Company shall pay to the Purchaser Director of the Board who serves at the vice-chairman of the Board an annual compensation of $50,000.

(b)           Purchaser.  The Company shall promptly reimburse in full the Purchaser for all amounts paid by Purchaser to any Person retained, with the Company’s approval, in connection with activities conducted on the Company’s behalf.

SECTION 5.10               Use of Proceeds.    The Company shall use the proceeds from the sale of the Shares for general working capital purposes, to repay outstanding indebtedness, including, without limitation, the Bridge Loan and for capital expenditures as approved by the Board, which approval must include the approval of a majority of the Purchaser Directors.

SECTION 5.11               Financial Reporting.    The Company shall provide to the Purchaser:

(a)           within 90 days after the end of the fiscal year of the Company a consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized national standing selected by the Board or the Audit Committee thereof;

(b)           within 45 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year) a consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income unaudited but prepared in accordance with GAAP and certified by the chief financial officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter;

(c)           at the time of delivery of each quarterly statement pursuant to Section 5.11(b), a management narrative report including a discussion and analysis of such report and, subject to Regulation FD promulgated by the SEC, explanation of significant variances from forecasts and all significant current developments; and

(d)           subject to Regulation FD promulgated by the SEC, promptly, from time to time, such other information regarding the business, prospects, condition (financial or otherwise), operations, property, assets or affairs of the Company and its Subsidiaries as the Purchaser may reasonably request.

(e)           If the Company fails to comply with the requirements of Section 5.11(a) through (d), the Purchaser Directors, in their sole discretion, may appoint an independent accounting firm to conduct an audit of the Company’s books and records, at the Company’s sole expense.

SECTION 5.12               Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement.    The Company shall cause each officer, director, employee, consultant and independent contractor now or hereafter employed by it, or its Subsidiaries (if any), to enter into the Non-Disclosure, Non-Solicitation and Proprietary Information and

Inventions Agreement.  The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Non-Disclosure and Proprietary Information and Inventions Agreement without the consent of a majority of the Purchaser Directors.

SECTION 5.13               Key Person Insurance.    The Company shall obtain as soon as practicable after the First Closing and maintain key person life insurance in the amount of $1,000,000 on the lives of each of Terence A. Walts and Mark A. Cox.  The Company shall be designated the beneficiary of the foregoing policies.

SECTION 5.14               Payment of Taxes; Trade Debt.   The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any subsidiary; provided, however, that neither the Company, nor any subsidiary, shall be required to pay any such tax, assessment, charge, levy or claim which is being contested or extended in good faith and by appropriate proceedings if the Company or any subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.  The Company shall pay and cause any Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or any Subsidiary, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

SECTION 5.15               Internal Accounting Controls.    The Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 5.16               Indemnity.

(a)           The Company agrees to indemnify, defend and hold harmless the Purchaser (and its partners (and each officer and director thereof), directors, managers, officers, members, stockholders, employees, Affiliates, agents and permitted assigns) (collectively, “Purchaser Indemnified Parties”) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and related charges and any costs or expenses that a Purchaser Indemnified Party incurs to enforce its right to indemnification) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any material inaccuracy in or material breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any of the other Transaction Documents.  For the purposes of this Agreement, an inaccuracy or breach shall be deemed “material” when the Losses arising from such inaccuracy or breach total $25,000 or more or the Losses arising from all inaccuracies or breaches total $200,000 or more in the aggregate.

(b)           The Purchaser agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, Affiliates, agents and control persons) (collectively, the “Company Indemnified Parties”) from and against any and all Losses based upon, arising out of or otherwise in respect of any material inaccuracy in or material breach of any representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or any of the other Transaction Documents.

(c)           The provisions of this Section 5.16 shall not limit or impair any right or remedy arising from breach of this Agreement or any of the other Transaction Documents.  In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder.  All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.

(d)           The respective obligations of the Purchaser and the Company under this Section 5.16 shall expire ninety (90) days after the delivery by the Company to the Purchaser of the Company’s audited financial statements for its fiscal year ending December 31, 2005; provided, however, this Section 5.16(d) shall not release the Purchaser or the Company from their respective indemnification obligations with respect to Losses based upon, arising out of or otherwise in respect of any fraud or intentional breach.

SECTION 5.17               Compliance with Laws.    The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders.

SECTION 5.18               Keeping of Records and Books of Account.    The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

SECTION 5.19               PFIC Covenant.    The Company and any Subsidiary shall monitor its respective status as to whether it is a PFIC, a CFC or an FPHC, and the Company shall promptly notify the Purchaser if the Company or any of its Subsidiaries is treated as a PFIC, a CFC or an FHPC at any time.  If at any time either the Company or any Subsidiary becomes a PFIC, such entity shall, at its sole expense, provide the Purchaser with such information and take such other actions as may be necessary to permit the Purchaser to make a timely election under Section 1295 of the Code to treat the Company as a “qualified electing fund.”  Further, at the request of the Purchaser, the Company shall, at the Company’s expense, timely provide the Purchaser with any information that the Purchaser reasonably requests for purposes of completing United State federal, state or local income tax returns, including, without limitation, with respect to the status as a CFC or an FHPC of the Company or any Subsidiary.

SECTION 5.20               Publicity.    Except as may be required by law, the Company shall not issue or cause the publication of any press release, advertisement or other public communication relating to (a) the Purchaser (or any Affiliate of the Purchaser) or (b) this Agreement or any of the other Transaction Documents, without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI.

ADDITIONAL COVENANTS OF THE COMPANY

For so long as at least twenty-five percent (25%) of the shares of Series A-1 Preferred Stock originally issued hereunder remain outstanding, the Company shall not, and the Company shall cause its Subsidiaries not to:

SECTION 6.01               Protective Provisions Requiring Stockholder Approval.    Without the approval of the holders of at least 75% of the Shares of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding, voting together as a single class:

(a)           amend the Charter and Bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Shares, Warrant Shares and Preferred Stock Conversion Shares;

(b)           reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Shares and the Warrant Shares;

(c)           authorize or issue any additional shares of Preferred Stock (other than to Purchaser in accordance with this Agreement) or any other stock having rights or preferences senior to, or on a parity with, the Shares or Warrant Shares;

(d)           merge or consolidate with or into any corporation if such merger or consolidation would result in the stockholders of the Company immediately prior to such merger or consolidation holding (by virtue of securities issued as consideration in such transaction or otherwise) less than a majority of the voting power of the stock of the surviving corporation immediately after such merger or consolidation;

(e)           sell all or substantially all their respective assets in a single transaction or series of related transactions;

(f)            license all or substantially all of their respective intellectual property in a single transaction or series of related transactions;

(g)           liquidate or dissolve; or

(h)           alter any rights of the Purchaser Directors or the holders of the Shares and the Warrant Shares or change the size of the Board.

SECTION 6.02               Protective Provisions Requiring Board Approval.    Without the approval of the Board, including at least two thirds of the Purchaser Directors:

(a)           declare or pay any dividends (other than dividends payable solely in shares of Common Stock and dividends payable to the Company or another Subsidiary) on or declare or make any other distribution, directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding;

(b)           repurchase any outstanding shares of capital stock (other than repurchases of capital stock from employees of the Company or any Subsidiary whose employment has been terminated for any reason, not to exceed $100,000 in the aggregate);

(c)           approve or modify by 10% or more the aggregate amount of any annual or other operating or capital budget, or approve or modify by 50% or more any single line item of any such operating or capital budget;

(d)           increase the salary of any officer or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by the Purchaser Directors;

(e)           retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee;

(f)            incur indebtedness (other than trade payables) in excess of $50,000 in the aggregate, or enter into contracts or leases which requires payments in excess of $50,000 in the aggregate;

(g)           make or incur any single capital expenditure in excess of $50,000 or aggregate capital expenditures in excess of $100,000 per fiscal year;

(h)           award stock options, stock appreciation rights or similar employee benefits or determine vesting schedules, exercise prices or similar features;

(i)            make any material change in the nature of its business or enter into any new line of business, joint venture or similar arrangement;

(j)            pledge its assets or guarantee the obligations of any other individual or entity;

(k)           recommend amendment of the Company’s existing restricted stock and stock option plan or approval of any new equity incentive plan; or

(l)            form or acquire any subsidiary, joint venture or similar business entity.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.01               Expenses.    At each Closing, the Company shall reimburse the Purchaser for all fees and expenses incurred by it in connection with its due diligence and the negotiation and documentation of the transactions contemplated hereby, including the reasonable fees and disbursements of the Purchaser’s counsel.  The Company agrees that the fees and expenses incurred by the Purchaser through the applicable Closing Date in connection with the transactions contemplated hereby may be paid directly by the Purchaser to the attorneys for the Purchaser and deducted from the purchase price payable at the Closing.  The Company further agrees to reimburse the Purchaser on demand for the Purchaser’s reasonable out-of-pocket expenses incurred in connection with any amendment to, or waiver or enforcement of, this Agreement or the other Transaction Documents.  The Company shall also pay all stamp and other taxes and duties levied in connection with the issuance of the Shares, the Warrant, the Warrant Shares and the Preferred Stock Conversion Shares.

SECTION 7.02               Survival of Agreements.    All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser or the Company pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Shares and the Warrant, and the issuance and delivery of the Warrant Shares and the Preferred Stock Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company or the Purchaser hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company or the Purchaser, as the case may be.

SECTION 7.03               Entire Agreement.    This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

SECTION 7.04               Assignment; Binding Effect.    No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that without the consent of any other party hereto the rights of the Purchaser hereunder are assignable to an Affiliate of the Purchaser.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns, whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Shares, the Warrant, the Warrant Shares or the Preferred Stock Conversion Shares, as the case may be.  Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below.  Whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of the Shares, the Warrant or Warrant Shares (or any securities pursuant to which the Shares, the Warrant or Warrant Shares may be converted or exercised into) are also for the benefit of and enforceable by any subsequent holder of such Shares, Warrant, Warrant Share or other securities to the same extent they would have been enforceable by such Purchaser.  Upon any permitted assignment, the references in this

Agreement to such Purchaser shall also apply to any such assignee unless the context otherwise requires.

SECTION 7.05               Notices.    All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to the Purchaser:

Medcare Investment Fund III, Ltd.

8122 Datapoint Drive, Suite 1000

San Antonio, Texas  78229

Fax: (210) 614-5841

Attn: Tim Lyles

With a copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

300 Convent Street, Suite 1500

San Antonio, Texas 78205

Phone: (210) 281-7000

Fax: (210) 224-2035

Attn: Alan Schoenbaum, Esq.

If to the Company:

Refocus Group, Inc.

10300 North Central Expressway, Suite 104.

Dallas, Texas  75231

Fax:  (214) 368-0332

Attn:  President

With a copy to (which does not constitute notice):

Jenkens & Gilchrist, P.C.

1445 Ross Avenue, Suite 3200

Dallas, Texas  75202

Phone:  (214) 855-4500

Fax:  (214) 855-4300

Attn:  Robert W. Dockery, Esq.

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

SECTION 7.06               Specific Performance; Remedies.    Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

SECTION 7.07               Submission to Jurisdiction; Waiver of Jury Trial.

(a)               Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transaction contemplated hereby shall only be brought in any federal court located in the State of Texas or any Texas state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 7.05 shall be deemed effective service of process on such party.

(b)               Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 7.07(b).

SECTION 7.08               Headings.    The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.09               Governing Law.    This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

SECTION 7.10               Amendments.    This Agreement may not be amended or modified without the written consent of the Company and the holders of at least 75% of the Shares outstanding.

SECTION 7.11               Extensions; Waivers.    Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

SECTION 7.12               Severability.    The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

SECTION 7.13               Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

SECTION 7.14               Construction.    This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

SECTION 7.15               Attorneys’ Fees.    If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 7.15) incurred in connection therewith, including court costs, from the non-prevailing party.

SECTION 7.16               Brokerage.    Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

SECTION 7.17               Adjustments for Stock Splits, Etc.    Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

SECTION 7.18               Aggregation of Stock.    All shares of Common Stock owned or acquired by the Purchaser or its Affiliated entities or persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common

Stock) shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

SECTION 7.19               Certain Defined Terms.    As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Bridge Loan” means that certain Secured Bridge Note in the principal amount of $500,000, dated January 27, 2005, executed by the Company and delivered to the Purchaser.

“Change of Control” means (A) the acquisition at any time by a “person” or “group” (as such terms are used in Sections 13.(d) and 14.(d)(2) of the Exchange Act who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power of the election of directors of the then outstanding securities of the Company or any successor of the Company, unless the acquisition of securities resulting in such ownership by such person or group has been approved unanimously by the Board; (B) approval by the stockholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; or (C) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation.

“FDA” means the United States Food and Drug Administration.

“Fully Diluted Basis” shall mean, at a given time, all shares of Common Stock, Preferred Stock and other capital securities of the Company issued and outstanding at such time, plus all such shares then issuable upon exercise of all then outstanding options, warrants and other convertible securities, whether or not such options, warrants or convertible securities are actually exercisable or convertible at such time, all calculated on an “as converted” to Common Stock basis.

“Investors’ Rights Agreement” shall mean the Investors’ Rights Agreement among the Company, the Purchaser and the other parties thereto, in the form attached hereto as Exhibit C.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including, without limitation, any lien for taxes),

security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.

“Material Adverse Change” shall mean a material adverse change in the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) or results of operations.

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

“Subsidiary” shall mean, as to the Company, any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

“Transaction Documents” shall mean this Agreement, the Warrant, and the Investors’ Rights Agreement.

SECTION 7.20               Incorporation of Exhibits, Annexes and Schedules.    The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

SECURITIES PURCHASE AGREEMENT

Signature Page

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.

COMPANY:

REFOCUS GROUP, INC.

By:	/s/ Terence A. Walts
Name: Terence A. Walts
Title: President

PURCHASER:

MEDCARE INVESTMENT FUND III, LTD.

By: MEDCARE GP CORP, INC., a Texas corporation, General Partner

By:	/s/ Thomas W. Lyles, Jr.
Thomas W. Lyles, Jr., President